Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-260398) pertaining to the 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan of Enfusion, Inc. of our report dated March 30, 2022, with respect to the consolidated financial statements of Enfusion, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young

Chicago, Illinois

March 30, 2022